UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2007

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

At a meeting on July 18, 2007, the Board of Directors approved the recommendations of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) and took the following actions with regard to the compensation of executive officers who were named in the 2006 Summary Compensation Table of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2007 (the “Named Executive Officers”).

Base Salaries. The Compensation Committee considered the base salaries of the Named Executive Officers and determined to increase the base salaries for Francisco D’Souza, Gordon Coburn, Ramakrishnan Chandrasekaran and Rajeev Mehta effective January 1, 2007. There was no change made to the base salary of Lakshmi Narayanan. The table below sets forth the previous annual base salary levels and the new annual base salary levels for the Company’s Named Executive Officers.

Name	Previous Annual Base Salary	New Annual Base Salary

Lakshmi Narayanan Vice Chairman	$240,000	$240,000

Francisco D’Souza President and Chief Executive Officer	$360,000	$432,000

Gordon Coburn Chief Financial and Operating Officer and Treasurer	$324,000	$388,800

Ramakrishnan Chandrasekaran President and Managing Director, Global Delivery	$108,000	$135,000

Rajeev Mehta Chief Operating Officer, Global Client Services	$230,000	$310,000

Bonus Targets. In addition, on July 18, 2007, the Compensation Committee addressed the applicable target percentages for the 2007 annual cash incentive bonuses for each of the Named Executive Officers. The Compensation Committee eliminated the cash incentive bonus for Lakshmi Narayanan. Each of the target percentages for the other Named Executive Officers remained the same other than Mr. Mehta’s whose target increased from 67% to 70%. The annual incentive target levels for the Named Executive Officers are based on a percentage of their salary. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon the Company’s performance. The table below sets forth the applicable percentages for the Company’s Named Executive Officers for 2007.

1

Name	Percentage of Salary Payable at Target Award Level

Lakshmi Narayanan	—

Francisco D’Souza	70%

Gordon Coburn	70%

Ramakrishnan Chandrasekaran	70%

Rajeev Mehta	70%

Severance and Noncompetition Agreement with Rajeev Mehta

On July 23, 2007, the Company entered into a Severance and Noncompetition Agreement (the “Agreement”) with Rajeev Mehta, Chief Operating Officer, Global Client Services, of the Company. Pursuant to the Agreement and among other matters, Mr. Mehta has agreed not to engage in a competitive business in any capacity for one year following termination of employment and not to solicit any of the Company’s employees to leave the Company during the term of the Agreement and for the one-year period following termination of employment. The Agreement includes proprietary rights, assignment and confidentiality provisions. The Agreement also provides that Mr. Mehta will receive one year’s base salary and a full annual bonus upon termination of employment, other than in the case of a termination for cause, as such term is defined in the Agreement. In addition, the Agreement provides that all stock options held by Mr. Mehta will vest in full immediately upon the occurrence of a change of control. The foregoing summary is qualified in its entirety by reference to the Agreement filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Severance and Noncompetition Agreement with Rajeev Mehta dated July 23, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: July 24, 2007